UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2020

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On July 30, 2020, Sesen Bio, Inc. (the “Sesen”) and Viventia Bio, Inc., a wholly-owned subsidiary of Sesen (“Viventia” and collectively with Sesen, the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Qilu Pharmaceutical Co., Ltd. (“Qilu”), pursuant to which the Company granted Qilu an exclusive, sublicensable, royalty-bearing license, under certain intellectual property owned or exclusively licensed by the Company, to develop, manufacture and commercialize the Company’s product candidate VB4-845, also known as Vicineum™ (the “Licensed Product”), for the treatment of non-muscle invasive bladder cancer and other types of cancer (the “Field”) in China, Hong Kong, Macau and Taiwan (the “Territory”). The Company also granted Qilu a non-exclusive, sublicensable, royalty-bearing sublicense, under certain other intellectual property licensed by the Company to develop, manufacture and commercialize the Licensed Product in the Territory. The Company retains development, manufacturing and commercialization rights with respect to Vicineum in the rest of the world.

In partial consideration for the rights granted by the Company, Qilu agreed to pay to the Company (i) a one-time upfront cash payment of $12 million payable within 45 business days of the execution date, subject to delivery by the Company of certain know-how and other documentation related to the Licensed Product to Qilu, and (ii) milestone payments totaling up to $23 million upon the achievement of certain technology transfer, development and regulatory milestones.

Qilu also agreed to pay the Company a low-double digit royalty based upon annual net sales of Licensed Products in the Territory. The royalties are payable on a Licensed Product-by-Licensed Product and region-by-region basis commencing on the first commercial sale of a Licensed Product in a region and continuing until the latest of (i) twelve years after the first commercial sale of such Licensed Product in such region, (ii) the expiration of the last valid patent claim covering or claiming the composition of matter, method of treatment, or method of manufacture of such Licensed Product in such region, and (iii) the expiration of regulatory or data exclusivity for such Licensed Product in such region (collectively, the “Royalty Term”). The royalty rate is subject to reduction under certain circumstances, including when there is no valid claim of a licensed patent that covers a Licensed Product in a particular region or no data or regulatory exclusivity of a Licensed Product in a particular region.

Qilu is responsible for all costs related to developing, obtaining regulatory approval of and commercializing the Licensed Products in the Field in the Territory. Qilu is required to use commercially reasonable efforts to develop, seek regulatory approval for, and commercialize at least one Licensed Product in the Field in the Territory. A joint development committee will be established between the Company and Qilu to coordinate and review the development, manufacturing and commercialization plans with respect to the Licensed Products in the Territory. The Company and Qilu also agreed to negotiate in good faith the terms and conditions of a supply agreement and related quality agreement pursuant to which the Company will manufacture or have manufactured and supply Qilu with all quantities of the Licensed Product necessary for Qilu to develop and commercialize the Licensed Product in the Field in the Territory until the Company has completed manufacturing technology transfer to Qilu and approval of a Qilu manufactured product by NMPA in China for the Licensed Product.

The License Agreement will expire on a Licensed Product-by-Licensed Product and region-by-region basis on the date of the expiration of all applicable Royalty Terms. Upon expiration of the License Agreement, Qilu will have a fully paid-up, freely transferable, perpetual license to use the patent rights and know-how licensed from the Company to research, develop, have developed, manufacture, have manufactured, use, sell, offer for sale, import, export and otherwise commercialize the applicable Licensed Product in the Field in the Territory. Either party may terminate the License Agreement for the other party’s material breach following a cure period or upon certain insolvency events. If the License Agreement is terminated by Qilu for the Company’s material breach, the license granted to Qilu will become fully paid-up, royalty-free, and perpetual. Qilu may terminate the License Agreement at its sole discretion and without any penalty or liability for any reason or no reason upon 90 calendar days’ prior written notice to the Company. Qilu has the right to receive a refund of all amounts paid to the Company in the event the License Agreement is terminated under certain circumstances.

The License Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature.

The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30. 2020.

Item 2.02 - Results of Operations and Financial Condition.

On July 31, 2020, the Company disclosed in an updated corporate presentation that it had cash and cash equivalents of approximately $38 million as of June 30, 2020.

The information under this Item 2.02, including any such Exhibits, shall be deemed to be “filed” for the purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01 - Other Events.

On July 31, 2020, the Company posted a corporate presentation on its website www.sesenbio.com. A copy of the presentation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Sesen Bio, Inc. Corporate Presentation dated July 31, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 31, 2020

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer